EXHIBIT 31.1

CERTIFICATION
Pursuant to Rule 13a-14(a) and 15d-14(a)
Under the Securities Exchange Act of 1934, as Amended

I, Brian Ross, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Accelerize New Media, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:      March 8, 2012

By:	/s/ Brian Ross
Brian Ross
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)